Exhibit 99.1

  Enzon Postpones Reporting Its Fourth Quarter and Fiscal Year 2005
                           Financial Results

    BRIDGEWATER, N.J.--(BUSINESS WIRE)--Aug. 16, 2005--Enzon Pharmaceuticals, Inc. (Nasdaq:ENZN) today announced that it has postponed its earnings release to report its financial results for the quarter ended June 30, 2005, the fourth quarter of Enzon's fiscal year
(FY) 2005, and conference call, which was scheduled to take place on Wednesday August 17, 2005. Management currently expects to release preliminary results, for the fourth quarter of FY 2005, and host a conference call to discuss those results as soon as practicable.
    This postponement was caused by the Company's reevaluation of its accounting for a derivative hedging instrument during the course of the audit of its financial statements for the year ended June 30, 2005. Enzon has now determined that certain amounts classified as other comprehensive income and included in the consolidated statement of stockholders' equity should have been included as other non-operating income and included in the consolidated statement of operations.
    This instrument was formed in 2003 to reduce the Company's investment risk associated with 1.5 million shares of NPS Pharmaceuticals Inc. (Nasdaq: NPSP) common stock received under a June 2003 merger termination agreement with NPS. To date, Enzon has received cash proceeds of $22.5 million related to the financial instrument and the sale of NPS common stock. The fourth and final portion of the financial instrument related to 375,000 shares of NPS common stock will expire this month and will result in additional cash proceeds of at least $7.5 million.
    Enzon will issue restated financial statements for the quarter and fiscal year to date periods ended December 31, 2003, March 31, 2004, June 30, 2004, September 30, 2004, December 31, 2004 and March 31, 2005; therefore, the previously issued financial statements and other financial information contained in such quarterly reports and annual report should no longer be relied upon. The Company expects to file the amended quarterly reports on Form 10-Q/A and amended annual report on Form 10-K/A as soon as practicable.
    The restatements referred to in this press release have no effect on Enzon's past, current or future operating results, revenues, cash position or cash flows. Additionally, Enzon's total stockholders' equity for each of the periods being restated will not change as a result of these restatements exclusive of the impact of deferred taxes, which the Company is still evaluating. For further details, please refer to the Form 8-K, which Enzon filed today with the United States Securities and Exchange Commission.
    Currently, Enzon intends to file its annual report on Form 10-K for the fiscal year ended June 30, 2005 on or before the due date of September 13, 2005. However, in light of the continuing effort in finalizing and filing the amended financial statements discussed above, the Company may be unable to do so.

    About Enzon

    Enzon Pharmaceuticals, Inc. is a biopharmaceutical company dedicated to the development and commercialization of therapeutics to treat life-threatening diseases. The Company has developed or acquired a number of marketed products, including PEG-INTRON(R), marketed by Schering-Plough, and ABELCET(R), ONCASPAR(R), ADAGEN(R), and DEPOCYT(R), marketed in North America by Enzon's specialized sales force. Enzon's science-driven strategy includes an extensive drug development program that leverages the Company's macromolecular engineering technology platforms, including PEG modification and single-chain antibody (SCA(R)) technologies. Internal research and development efforts are complemented by strategic transactions that provide access to additional marketed products and promising clinical compounds. Further information about Enzon and this press release can be found on the Company's Web site at www.enzon.com.

    The Company is undergoing an audit of its FY 2005 financial results, and an audit of its internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002. These audit procedures are not yet complete as of the date of this press release. There can be no assurance that the information as disclosed in this press release will not change following the completion of the audits. Further, there are forward-looking statements contained herein that are not based on historical fact, including without limitation statements containing the words "believes," "may," "plans," "will," "estimate," "continue," "anticipates," "intends," "expects," and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, events or developments to be materially different from the future results, events or developments discussed above. Such factors include, but are not limited to: the possibility that the Company may be unable to meet its future reporting requirements, which could result in delisting, as well as those described in Enzon's Form 10-K/A and Forms 10-Q on file with the SEC. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information in this press release is as of August 16, 2005 and the Company undertakes no duty to update this information.

    CONTACT: Enzon Pharmaceuticals, Inc.
             Craig Tooman, 908-541-8759
             or
             Susan M. Mesco, 908-541-8777